UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☒              Preliminary Information Statement

□              Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

□              Definitive Information Statement

BIOLABMART INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒              No fee required.

□              Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)              Title of each class of securities to which transaction applies:

(2)              Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)              Proposed maximum aggregate value of transaction:

(5)              Total fee paid:

□              Fee paid previously with preliminary materials.

□              Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)              Form, Schedule, or Registration Statement No.:

(3)              Filing Party:

(4)              Date Filed:

BIOLABMART INC.
777 Brickell Avenue
 Suite 500
 Miami, Florida 33131

July __, 2017

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.0001 per share (the "Common Stock") of BioLabMart Inc., a Wyoming corporation (the "Company" or "BioLabMart"), as of the close of business on July 7, 2016 (the "Record Date"). The purpose of the Information Statement is to notify our stockholders that on July 6, 2015, the Company received a joint written consent in lieu of a meeting (the "Consent") from the members of the Board of Directors (the "Board") and the holders of 10,120,000 shares of Common Stock, representing 87.66% of the issued and outstanding shares of Common Stock of the Company (the "Consenting Stockholders"). The Consent adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to change the name of the Company from "BioLabMart Inc." to "Qrons Inc.

You are urged to read the Information Statement in its entirety for a description of the action taken by the Consenting Stockholders of the Company. The action will not become effective before the date which is 21 days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Consenting Stockholders. Because the Consenting Stockholders have voted in favor of the foregoing action, and have sufficient voting power to approve such action through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of the action, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about July __, 2017 to stockholders of record on the Record Date.

Sincerely,

/s/ Jonah Meer
Jonah Meer
Chief Executive Officer

BIOLABMART INC.
777 Brickell Avenue
 Suite 500
 Miami, Florida 33131

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of the shares of the common stock (the "Common Stock") of BioLabMart Inc., a Wyoming corporation (the "Company"), as of the close of business on July 7, 2017 (the "Record Date"). The purpose of the Information Statement is to notify our stockholders that on July 6, 2017, the Company received a joint written consent in lieu of a meeting (the "Consent") from the members of the Board of Directors (the "Board") and the holders of 10,120,000 shares of Common Stock, representing 87.66% of the issued and outstanding shares of Common Stock of the Company (the "Consenting Stockholders"). The Consent adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to change the name of the Company from "BioLabMart Inc." to "Qrons Inc.".

The Board believes that the amendment to the Articles of Incorporation (the "Amendment") is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the Consenting Stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and have sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of this action, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on July 7, 2017 as the record date for determining the stockholders entitled to notice of the above noted action. This Information Statement is being mailed on or about July __, 2017 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal or dissenters' rights under the Company's Articles of Incorporation, bylaws or Wyoming corporate law with respect to the action taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and such stockholders have sufficient voting power to approve such action through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of this action, and proxies are not requested from stockholders.

In addition, the Wyoming Business Corporation Act ("WBCL") requires the affirmative vote of the holders of a majority of the voting power of the Company and provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

There are currently 11,544,000 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of stockholders holding at least 5,772,001 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. There are currently 1,000 shares of Series A preferred stock, par value $0.001 per share ("Series A Stock") issued and outstanding, all of which are held by the Consenting Stockholders. For so long as the Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of the Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series A Stock being entitled to 66 2/3% of the total votes on all such matters.

On July 6, 2017, the Board and the Consenting Stockholders holding 10,120,000 shares of Common Stock, representing 87.66% of the issued and outstanding shares of Common Stock, executed and delivered to the Consent to the Company. Accordingly, in compliance with the WBCL, at least a majority of the total voting power of the Company have approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the Amendment may not be filed with the Secretary of State of the State of Wyoming to change the Company's name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders.

REASON FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM "BIOLABMART INC." TO "QRONS INC.".

The Company believes that the new proposed name, "Qrons Inc. is more descriptive of its current and projected business activities. The Company currently has no agreements or arrangements to conduct any business other than as previously disclosed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 6, 2017, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each executive officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. The stockholder listed below has sole voting and investment power.

The percentages below are calculated based on 11,544,000 shares of common stock outstanding as of July 6, 2017. The business address of the stockholders listed below is: c/o BioLabMart Inc., 777 Brickell Avenue, Suite 500, Miami, Florida 33131.

	Amount and Percentage of Beneficial
Name and Address of Beneficial Owner	Ownership
	Shares	%
Directors and Executive Officers:
Jonah Meer
Chief Executive Officer, Chief Financial Officer, Secretary and Director	5,060,000	43.83	%(1)

Ido Merfeld
President and Director	5,060,000	43.83	%(1)

All executive officers and directors as a group (2 persons):	10,120,000	87.66%

   (1) Messrs. Meer and Merfeld are also the holders of the Company's issued and outstanding Series A Stock. For so long as the Series A Stock is issued and outstanding, the holders of Class A Stock shall vote together as a single class with the holders of the Company's common stock and the holders of any other class or series of shares entitled to vote with the common stock, with the holders of Class A Stock being entitled to 66 2/3% of the total votes on all such matters.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

ADDITIONAL INFORMATION

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC's EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

Upon written request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement. These documents will be provided by first class mail. Please make your request to the address or telephone number below.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

BIOLABMART INC.
777 Brickell Avenue
Suite 500
Miami, Florida 33131

By Order of the Board,

/s/ Jonah Meer
Jonah Meer
Chief Executive Officer

Appendix A

AMENDMENT TO ARTICLES OF INCORPORATION
OF
BIOLABMART INC.

BioLabMart Inc., a corporation organized and existing under the laws of the State of Wyoming, hereby certifies as follows:
1. The name of the corporation is BioLabMart Inc.  The date of filing of its original Articles of Incorporation with the Secretary of State was August 22, 2016.
2. This Amended Articles of Incorporation amends Article I of the Articles of Incorporation of this corporation by replacing the name "BioLabMart Inc." with the name "Qrons Inc.".
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment, is 87.66%.

Signed on this __ day of July, 2017
/s/ Jonah Meer
Jonah Meer
Chief Executive Officer